Exhibit 23.1

[LETTERHEAD OF SCOTT MCELVEEN, L.L.P.]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

UCI Medical Affiliates, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 22, 2006, appearing on page 27 of UCI Medical Affiliates, Inc’s Annual Report on Form 10-K for the year ended September 30, 2006.

/S/ SCOTT MCELVEEN, L.L.P.

Columbia, South Carolina

May 4, 2007